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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) November 22, 1999




                            Cole National Corporation
               (Exact Name of Registrant as Specified in Charter)




             Delaware                               001-12814                         34-1453189
  (State or Other Jurisdiction                     (Commission)                      (IRS Employer
      of Incorporation)                            File Number)                    Identification No.)


         5915 Landerbrook Drive, Mayfield Hts., Ohio                                     44124
         (Address of Principal Executive Offices)                                    (Zip Code)

Registrant's telephone number, including area code  (216) 449-4100



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On November 22, 1999, Cole National Corporation (the "Company") entered into an agreement with HAL International N.V. ("HAL") to permit HAL to increase its ownership of shares of Common Stock, par value $.001 per share (the "Common Shares"), of the Company from its current 2,102,100 Common Shares to an aggregate of 25% of the then-outstanding Common Shares. HAL is permitted to acquire the additional Common Shares through open market purchases. The Company is not selling any Common Shares directly to HAL.

         As a condition to the Company's granting of such permission, HAL has agreed to a five year standstill on certain activities including voting and other restrictions. Under the agreement, HAL will be entitled to nominate a director to the Board of Directors of the Company if it purchases shares that give it an aggregate of at least 20% of the Company's outstanding Common Shares. The Board of Directors of the Company would be expanded by one position to accommodate the election of HAL's nominee.

         The Company issued a press release on November 23, 1999, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired:  None

         (b)      Pro Forma Financial Information:  None

         (c)      Exhibits:

                  Exhibit
                  Number            Exhibit
                  ------            -------
                  99.1              Press release, dated November 23, 1999

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COLE NATIONAL CORPORATION


                                        By:  /s/ Joseph Gaglioti
                                           -----------------------------------
                                           Name:  Joseph Gaglioti
                                           Title: Vice President and Treasurer

Date:  November 23, 1999

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                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER          Exhibit
        ------          -------
         99.1           Press release, dated November 23, 1999


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